Exhibit 99.1

MiX Telematics Reports Second Quarter Fiscal 2022 U.S. GAAP Financial Results

Second Quarter Highlights:
•Total revenues of $36.1 million
•Subscription revenues of $30.9 million
•Net subscriber additions of 16,700, bringing the total base to over 770,000 subscribers
•Net income of $1.3 million
•Adjusted EBITDA of $7.9 million, at a 21.9% margin
•Cash and cash equivalents of $39.8 million at quarter end

Midrand, South Africa and Boca Raton, October 28, 2021 - MiX Telematics Limited (“MiX Telematics”) (NYSE: MIXT, JSE: MIX), a leading global Software-as-a-Service (“SaaS”) provider of connected fleet management solutions, today announced financial results, in accordance with accounting principles generally accepted in the United States (“GAAP”), for the second quarter of fiscal 2022, which ended September 30, 2021.

“MiX is back on a growth trajectory, highlighted by our second consecutive quarter of year-over-year revenue expansion. In Q2, we almost doubled the number of net subscriber adds compared to the first quarter, contributing to Annualized Recurring Revenue growth of 5% since the beginning of the year. We are seeing positive trends in both our light- and premium- fleet portfolios, and the business environment in many of our key end markets has strengthened,” said Stefan Joselowitz, Chief Executive Officer of MiX Telematics.

Joselowitz continued, “We are committed to investing in our growth initiatives while continuing to deliver high levels of profitability. Our performance in the first half of the year positions the company well to achieve our financial and operational objectives for fiscal 2022.”

Financial Results for the Three Months Ended September 30, 2021

Subscription Revenues: Subscription revenues were $30.9 million, an increase of 11.8% compared to $27.6 million for the second quarter of fiscal 2021. Subscription revenues represented 85.6% of total revenues during the second quarter of fiscal 2022. Subscription revenues increased by 2.9% on a constant currency basis, year over year. During the second quarter of fiscal 2022, the Company’s subscriber base grew by a net 16,700 subscribers.

The majority of our revenues and subscription revenues are derived from currencies other than the U.S. Dollar. Accordingly, the weakening of the U.S. Dollar against these currencies (in particular against the South African Rand) following recent currency volatility, has positively impacted our revenue and subscription revenues reported in U.S. Dollars. Compared to the second quarter of fiscal year 2021, the South African Rand strengthened by 14% against the U.S. Dollar. The Rand/U.S. Dollar exchange rate averaged R14.62 in the second quarter of fiscal year 2022 compared to an average of R16.91 during the second quarter of fiscal year 2021. The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the second quarter of fiscal 2022 led to a 8.9% increase in reported U.S. Dollar subscription revenues.

Total Revenues: Total revenues were $36.1 million, an increase of 16.6% compared to $30.9 million for the second quarter of fiscal 2021. Total revenues increased by 7.6% on a constant currency basis, year over year. Hardware and other revenues were $5.2 million, an increase of 56.1%, compared to $3.3 million for the second quarter of fiscal 2021.

The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the second quarter of fiscal 2022 led to a 9.0% increase in reported U.S. Dollar revenues.

Gross Margin: Gross profit was $23.0 million, compared to $20.7 million for the second quarter of fiscal 2021. Gross profit margin was 63.7%, compared to 66.7% for the second quarter of fiscal 2021. The decline in the gross profit margin was due to the increase in hardware and other revenues which carry lower margins than subscription revenue. The subscription revenue margin during the second quarter of fiscal 2022 was 70.2%.

Income From Operations: Income from operations was $3.7 million, compared to $4.6 million for the second quarter of fiscal 2021. Operating income margin was 10.3%, compared to 14.8% for the second quarter of fiscal 2021. Operating expenses of $19.2 million increased by $3.2 million, or 19.7%, compared to the second quarter of fiscal 2021.
Net Income and Earnings Per Share: Net income was $1.3 million, compared to net income of $3.5 million in the second quarter of fiscal 2021. During the second quarter of fiscal 2022, net income included a net foreign exchange gain of $0.1 million before tax, as well as a $0.9 million deferred tax charge on a U.S. Dollar intercompany loan between MiX Telematics and MiX Telematics Investments Proprietary Limited (“MiX Investments”), a wholly-owned subsidiary of the Company. During the second quarter of fiscal 2021, net income included a net foreign exchange loss of $0.1 million before tax and a $0.3 million deferred tax credit on a U.S. Dollar intercompany loan between MiX Telematics and MiX Investments.

Earnings per diluted ordinary share was 0.2 U.S. cents, compared to 0.6 U.S. cents in the second quarter of fiscal 2021. For the second quarter of fiscal 2022, the calculation was based on diluted weighted average ordinary shares in issue of 565.6 million compared to 559.0 million diluted weighted average ordinary shares in issue during the second quarter of fiscal 2021. On a ratio of 25 ordinary shares to one American Depositary Share (“ADS”), earnings per diluted ADS were 6 U.S. cents compared to 15 U.S. cents in the second quarter of fiscal 2021.

The Company’s effective tax rate was 65.7%, compared to 22.0% in the second quarter of fiscal 2021. Ignoring the impact of net foreign exchange losses net of tax, the tax rate used in determining non-GAAP net income below was 38.6% compared to 28.4% in the second quarter of fiscal 2021.

Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $7.9 million, compared to $8.9 million for the second quarter of fiscal 2021. Adjusted EBITDA margin, a non-GAAP measure, for the second quarter of fiscal 2022 was 21.9%, compared to 28.7% for the second quarter of fiscal 2021.

Non-GAAP Net Income and Non-GAAP Net Income Per Share: Non-GAAP net income was $2.3 million, compared to $3.2 million for the second quarter of fiscal 2021. Non-GAAP net income per diluted ordinary share was 0.4 U.S. cents, compared to 0.6 U.S. cents in the second quarter of fiscal 2021. At a ratio of 25 ordinary shares to one ADS, the non-GAAP net income per diluted ADS was 10 U.S. cents compared to 14 U.S. cents in the second quarter of fiscal 2021.

Cash and Cash Equivalents and Cash Flow: At September 30, 2021, the Company had $39.8 million of cash and cash equivalents, compared to $45.5 million at March 31, 2021.

Net cash provided by operating activities for the second quarter of fiscal 2022 was $5.9 million compared to $11.4 million for the second quarter of fiscal 2021. The Company invested $9.1 million in capital expenditures (including investments in in-vehicle devices of $6.8 million), leading to negative free cash flow, a non-GAAP measure, of $3.1 million in the quarter. The Company generated free cash flow of $8.8 million for the second quarter of fiscal 2021 when the Company invested $2.6 million in capital expenditures (including investments in in-vehicle devices of $1.6 million).

Net cash used in financing activities amounted to $2.3 million for the second quarter of fiscal 2022, compared to $0.1 million provided during the second quarter of fiscal 2021. The cash used in financing activities during the second quarter of fiscal 2022 mainly consisted of repayment of facilities of $0.8 million, and dividends paid of $1.5 million. The cash provided by financing activities during the second quarter of fiscal 2021 consisted of proceeds of $0.8 million from the issue of ordinary shares in relation to the exercise of stock options and $0.6 million from facilities utilized, offset by dividends paid of $1.3 million.

During the quarter, the South African Rand weakened against the U.S. Dollar from R14.32 at June 30, 2021 to R15.12 at September 30, 2021 and as a result, cash decreased by $1.1 million due to foreign exchange losses.

Quarterly Dividend
The most recent dividend payment of 4 South African cents (0.3 U.S. cents) per ordinary share and 1 South African Rand (7 U.S. cents) per ADS was paid on September 2, 2021 to shareholders on record on August 20, 2021. A dividend of 4 South African cents per ordinary share and 1 South African Rand per ADS will be paid on December 2, 2021 to shareholders on record as of the close of business on November 19, 2021.

The details with respect to the dividends declared for holders of our ADSs are as follows:
Ex dividend on New York Stock Exchange (NYSE)        Thursday, November 18, 2021
Record date                        Friday, November 19, 2021
Approximate date of currency conversion            Monday, November 22, 2021
Approximate dividend payment date            Thursday, December 2, 2021

Share Repurchases
No shares were repurchased during the three months ended September 30, 2021.
Business Outlook
Due to the uncertainty surrounding the level of business disruption as a result of the spread of COVID-19, the Company has suspended its practice of issuing financial guidance and as a consequence no guidance has been issued for the full 2022 fiscal year.

Conference Call Information
MiX Telematics management will host a conference call and audio webcast at 8:00 a.m. (Eastern Daylight Time) and 2:00 p.m. (South African Time) on Thursday, October 28, 2021 to discuss the Company’s financial results and current business outlook:
•The live webcast of the call will be available at the “Investor Information” page of the Company’s website,
http://investor.mixtelematics.com.
•To access the call, dial +1-877-451-6152 (within the United States) or 0 800 983 831 (within South Africa) or +1-201-389-0879 (outside of the United States). The conference ID is 13723894.
•A replay of this conference call will be available for a limited time at +1-844-512-2921 (within the United States) or +1-412-317-6671 (within South Africa or outside of the United States). The replay conference ID is 13723894.
•A replay of the webcast will also be available for a limited time at http://investor.mixtelematics.com.

About MiX Telematics Limited
MiX Telematics is a leading global provider of connected fleet and mobile asset solutions delivered as SaaS to over three-quarters of a million subscribers in over 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for efficiency, safety, compliance and security. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Australia, Romania and the United Arab Emirates as well as a network of more than 130 fleet partners worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange (JSE: MIX) and MiX Telematics American Depositary Shares are listed on the New York Stock Exchange (NYSE: MIXT). For more information, visit www.mixtelematics.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.

Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of known and unknown risks and uncertainties, some of which are beyond our control including, without limitation:

•the severity and duration of the COVID-19 pandemic, the pandemic’s economic impact on the geographical locations of our regional service organizations and central service organization, the impact of the pandemic on our customers’ ability to meet their financial obligations, our ability to implement cost containment and business recovery strategies during the pandemic, local and foreign government regulations implemented to combat the pandemic and any future developments on the pandemic;
•our ability to attract, sell to and retain customers;
•our ability to improve our growth strategies successfully, including our ability to increase sales to existing customers;

•our ability to adapt to rapid technological change in our industry;
•competition from industry consolidation;
•loss of key personnel or our failure to attract, train and retain other highly qualified personnel;
•our ability to integrate any businesses we acquire;
•the introduction of new solutions and international expansion;
•our dependence on key suppliers and vendors to manufacture our hardware;
•our dependence on our network of dealers and distributors to sell our solutions;
•businesses may not continue to adopt fleet management solutions;
•our future business and system development, results of operations and financial condition;
•expected changes in our profitability and certain cost or expense items as a percentage of our revenue;
•changes in the practices of insurance companies;
•the impact of laws and regulations relating to the Internet and data privacy;
•our ability to protect our intellectual property and proprietary technologies and address any infringement claims;
•our ability to defend ourselves from litigation or administrative proceedings relating to labor, regulatory, tax or similar issues;
•significant disruption in service on, or security breaches of, our websites or computer systems;
•our dependence on third-party technology;
•fluctuations in the value of the South African Rand;
•economic, social, political, labor and other conditions and developments in South Africa and globally;
•our ability to issue securities and access the capital markets in the future; and
•other risks set forth in our filings with the U.S. Securities Exchange Commission.

We assume no obligation to update any forward-looking statements contained in this press release and expressly disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income and non-GAAP net income per share, free cash flow and constant currency, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see Annexure A titled “Non-GAAP Financial Measures”. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP is provided in Annexure A.

Investor Contact
Brian Denyeau
ICR for MiX Telematics
ir@mixtelematics.com
+1-855-564-9835

October 28, 2021

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2021	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$45,489	$39,831
Restricted cash	854	883
Accounts receivables, net	19,265	21,897
Inventory, net	3,109	3,111
Prepaid expenses and other current assets	8,509	8,677
Total current assets	77,226	74,399
Property and equipment, net	23,463	27,769
Goodwill	43,938	43,344
Intangible assets, net	18,303	18,849
Deferred tax assets	3,782	4,506
Other assets	4,434	4,344
Total assets	$171,146	$173,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,674	$2,139
Accounts payables	6,560	6,064
Accrued expenses and other liabilities	17,330	18,957
Deferred revenue	5,788	5,591
Income taxes payable	1,345	1,541
Total current liabilities	32,697	34,292
Deferred tax liabilities	9,187	9,170
Long-term accrued expenses and other liabilities	5,863	5,479
Total liabilities	47,747	48,941

Stockholders’ equity:
MiX Telematics Limited stockholders’ equity
Preference shares: 100 million shares authorized but not issued	—	—
Ordinary shares: 605.6 million and 606.4 million no-par value shares issued and outstanding as of March 31, 2021 and September 30, 2021, respectively	67,401	67,401
Less treasury stock at cost: 53.8 million shares as of March 31, 2021 and September 30, 2021	(17,315)	(17,315)
Retained earnings	76,710	78,468
Accumulated other comprehensive income	1,924	343
Additional paid-in capital	(5,326)	(4,632)
Total MiX Telematics Limited stockholders’ equity	123,394	124,265
Non-controlling interest	5	5
Total stockholders’ equity	123,399	124,270

Total liabilities and stockholders’ equity	$171,146	$173,211

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2021	2020	2021
Revenue
Subscription	$27,623	$30,885	$53,498	$61,975
Hardware and other	3,325	5,189	4,947	8,997
Total revenue	30,948	36,074	58,445	70,972
Cost of revenue
Subscription	7,676	9,219	15,025	18,346
Hardware and other	2,621	3,887	3,850	6,803
Total cost of revenue	10,297	13,106	18,875	25,149
Gross profit	20,651	22,968	39,570	45,823
Operating expenses
Sales and marketing	2,447	3,872	5,193	7,384
Administration and other	13,631	15,366	27,122	30,373
Total operating expenses	16,078	19,238	32,315	37,757
Income from operations	4,573	3,730	7,255	8,066
Other (expense)/income	(77)	199	(175)	64
Net interest expense	70	141	140	219
Income before income tax expense	4,426	3,788	6,940	7,911
Income tax expense	974	2,489	1,066	3,081
Net income	3,452	1,299	5,874	4,830
Less: Net income attributable to non-controlling interest	—	—	—	—
Net income attributable to MiX Telematics Limited	$3,452	$1,299	$5,874	$4,830

Net income per ordinary share:
Basic	$0.01	$0.002	$0.01	$0.01
Diluted	$0.01	$0.002	$0.01	$0.01

Net income per American Depositary Share:
Basic	$0.16	$0.06	$0.27	$0.22
Diluted	$0.15	$0.06	$0.26	$0.21

Ordinary shares:
Weighted average	548,008	552,386	547,569	552,124
Diluted weighted average	558,951	565,622	558,829	565,322

American Depositary Shares:
Weighted average	21,920	22,095	21,903	22,085
Diluted weighted average	22,358	22,625	22,353	22,613

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended September 30,
	2020	2021
Cash flows from operating activities:
Cash generated from operations	$22,295	$14,223
Interest received	206	221
Interest paid	(153)	(197)
Income tax paid	(1,590)	(3,582)
Net cash provided by operating activities	20,758	10,665

Cash flows from investing activities:
Acquisition of property and equipment – in-vehicle devices	(2,590)	(9,740)
Acquisition of property and equipment – other	(160)	(851)
Proceeds from the sale of property and equipment	—	54
Acquisition of intangible assets	(1,972)	(2,833)
Net cash used in investing activities	(4,722)	(13,370)

Cash flows from financing activities:
Proceeds from issuance of ordinary shares in relation to stock options exercised	825	—
Cash paid on dividends to MiX Telematics Limited stockholders	(2,506)	(3,058)
Movement in short-term debt	740	474
Net cash used in financing activities	(941)	(2,584)

Net increase/(decrease) in cash and cash equivalents, and restricted cash	15,095	(5,289)
Cash and cash equivalents, and restricted cash at beginning of the period	18,652	46,343
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	887	(340)
Cash and cash equivalents, and restricted cash at end of the period	$34,634	$40,714

Segment Information
Our operating segments are based on the geographical location of our Regional Sales Offices (“RSOs”) and also include our Central Services Organization (“CSO”). CSO is our central services organization that wholesales our products and services to our RSOs who, in turn, interface with our end-customers, distributors and dealers. CSO is also responsible for the development of our hardware and software platforms and provides common marketing, product management, technical and distribution support to each of our other operating segments.

Each RSO’s results reflect the external revenue earned, as well as its performance before the remaining CSO and corporate costs allocations. Segment performance is measured and evaluated by the chief operating decision maker (“CODM”) using Segment Adjusted EBITDA, which is a measure that uses net income excluding net interest income/(expense), foreign exchange gains or losses, operating lease expenses, stock-based compensation costs, restructuring costs, and gains or losses on the disposal or impairments of long-lived assets and subsidiaries. Product development costs are capitalized and amortized and this amortization is excluded from Segment Adjusted EBITDA.

The segment information provided to the CODM is as follows (in thousands and unaudited):

	Three Months Ended September 30, 2020
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$14,855	$1,635	$16,490	$7,249
Europe	2,919	474	3,393	1,536
Americas	4,786	240	5,026	2,170
Middle East and Australasia	4,118	948	5,066	2,405
Brazil	928	28	956	363
Total Regional Sales Offices	27,606	3,325	30,931	13,723
Central Services Organization	17	—	17	(1,674)
Total Segment Results	$27,623	$3,325	$30,948	$12,049

	Three Months Ended September 30, 2021
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$18,686	$1,596	$20,282	$8,874
Europe	3,413	1,337	4,750	1,682
Americas	3,444	468	3,912	33
Middle East and Australasia	4,207	1,750	5,957	2,665
Brazil	1,121	16	1,137	288
Total Regional Sales Offices	30,871	5,167	36,038	13,542
Central Services Organization	14	22	36	(2,457)
Total Segment Results	$30,885	$5,189	$36,074	$11,085

	Six Months Ended September 30, 2020
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$28,778	$2,236	$31,014	$14,494
Europe	5,769	608	6,377	2,838
Americas	8,961	395	9,356	3,578
Middle East and Australasia	7,999	1,657	9,656	4,323
Brazil	1,959	51	2,010	773
Total Regional Sales Offices	53,466	4,947	58,413	26,006
Central Services Organization	32	—	32	(3,537)
Total Segment Results	$53,498	$4,947	$58,445	$22,469

	Six Months Ended September 30, 2021
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$37,397	$2,811	$40,208	$17,778
Europe	6,786	2,598	9,384	3,433
Americas	7,067	663	7,730	572
Middle East and Australasia	8,556	2,855	11,411	5,208
Brazil	2,141	48	2,189	605
Total Regional Sales Offices	61,947	8,975	70,922	27,596
Central Services Organization	28	22	50	(5,044)
Total Segment Results	$61,975	$8,997	$70,972	$22,552

The following table (unaudited and shown in thousands) reconciles total Segment Adjusted EBITDA to income before tax expense for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2021	2020	2021
Segment Adjusted EBITDA	$12,049	$11,085	$22,469	$22,552
Corporate and consolidation entries	(2,507)	(2,474)	(4,837)	(4,850)
Operating lease costs (1)	(399)	(373)	(791)	(780)
Product development costs (2)	(271)	(335)	(514)	(698)
Depreciation and amortization	(3,836)	(3,668)	(7,464)	(7,347)
Impairment of long-lived assets	(1)	(28)	(1)	(28)
Stock-based compensation costs	(301)	(330)	(594)	(694)
Increase in restructuring costs (3)	(153)	(51)	(997)	(52)
Net (loss)/profit on sale of property and equipment	(7)	43	(8)	43
Net foreign exchange (losses)/gains	(78)	60	(183)	(16)
Net interest expense	(70)	(141)	(140)	(219)
Income before tax expense	$4,426	$3,788	$6,940	$7,911

Description of reconciling items:
1.For the purposes of calculating Segment Adjusted EBITDA, operating lease expenses are excluded from the Segment Adjusted EBITDA. Therefore, in order to reconcile Segment Adjusted EBITDA to net income before taxes, the total lease expense in respect of operating leases needs to be deducted.

2.For segment reporting purposes, product development costs, which do not meet the capitalization requirements under ASC 730 Research and Development or under ASC 985 Software, are capitalized and amortized. The amortization is excluded from Segment Adjusted EBITDA. In order to reconcile Segment Adjusted EBITDA to net income before taxes, product development costs capitalized for segment reporting purposes need to be deducted.

3.For the three months ended September 30, 2020, $0.1 million of the restructuring costs related to the North America reporting segment. For the six months ended September 30, 2020, $0.6 million, $0.2 million and $0.1 million of the restructuring costs related to CSO, Africa and North America reporting segments, respectively.

Annexure A: Non-GAAP Financial Measures

We use certain measures to assess the financial performance of the business. Certain of these measures are termed “non-GAAP measures” because they exclude amounts that are included in, or include amounts that are excluded from, the most directly comparable measure calculated and presented in accordance with GAAP, or are calculated using financial measures that are not calculated in accordance with GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, free cash flow and constant currency information.

An explanation of the relevance of each of the non-GAAP measures, a reconciliation of the non-GAAP measures to the most directly comparable measures calculated and presented in accordance with GAAP and a discussion of their limitations is set out below. We do not regard these non-GAAP measures as a substitute for, or superior to, the equivalent measures calculated and presented in accordance with GAAP or those calculated using financial measures that are calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA margin are two of the profit measures reviewed by the chief operating decision maker (“CODM”). We define Adjusted EBITDA as the income before income taxes, net interest income, net foreign exchange gains/(losses), depreciation of property and equipment including capitalized customer in-vehicle devices, amortization of intangible assets including capitalized internal-use software development costs and intangible assets identified as part of a business combination, stock-based compensation costs, restructuring costs and profits/(losses) on the disposal or impairments of assets or subsidiaries. We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.

We have included Adjusted EBITDA and Adjusted EBITDA margin in this press release because they are key measures that the Company’s management and Board of Directors use to understand and evaluate its core operating performance and trends; to prepare and approve its annual budget; and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA margin can provide a useful measure for period-to-period comparisons of the Company’s core business. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results.

A reconciliation of net income (the most directly comparable financial measure presented in accordance with GAAP) to Adjusted EBITDA for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2021	2020	2021
Net income	$3,452	$1,299	$5,874	$4,830
Plus: Income tax expense	974	2,489	1,066	3,081
Plus: Net interest expense	70	141	140	219
Plus: Foreign exchange losses/(gains)	78	(60)	183	16
Plus: Depreciation (1)	2,946	2,650	5,782	5,344
Plus: Amortization (2)	890	1,018	1,682	2,003
Plus: Impairment of long-lived assets	1	28	1	28
Plus: Stock-based compensation costs	301	330	594	694
Plus: Net loss/(profit) on sale of property and equipment	7	(43)	8	(43)
Plus: Restructuring costs	153	51	997	52
Adjusted EBITDA	$8,872	$7,903	$16,327	$16,224
Adjusted EBITDA margin	28.7%	21.9%	27.9%	22.9%

1.Includes depreciation of owned equipment (including in-vehicle devices).
2.Includes amortization of intangible assets (including intangible assets identified as part of a business combination).

Our use of Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and should not be considered as performance measures in isolation from, or as a substitute for, analysis of our results as reported under GAAP.

Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to the Company;
•other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure; and
•certain of the adjustments (such as restructuring costs, impairment of long-lived assets and others) made in calculating Adjusted EBITDA are those that management believes are not representative of our underlying operations and, therefore, are subjective in nature.

Because of these limitations, Adjusted EBITDA and Adjusted EBITDA margin should be considered alongside other financial performance measures, including income from operations, net income and our other results.

Non-GAAP Net Income and Non-GAAP Net Income Per Share
Non-GAAP net income is defined as net income excluding net foreign exchange gains/(losses) net of tax.
We have included non-GAAP net income per share in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange gains/(losses) net of tax and associated tax consequences from earnings. Accordingly, we believe that non-GAAP net income per share provides useful information to investors and others in understanding and evaluating our operating results.

The following tables (in thousands, except per share data, and unaudited) reconcile Net Income to Non-GAAP Net Income and Diluted Net Income Per Ordinary Share or ADS to Non-GAAP Net Income Per Ordinary Share or ADS for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2021	2020	2021
Net income	$3,452	$1,299	$5,874	$4,830
Net foreign exchange losses/(gains)	78	(60)	183	16
Income tax effect of net foreign exchange (losses)/gains	(305)	1,052	(1,003)	310
Non-GAAP net income	$3,225	$2,291	$5,054	$5,156

Net income per ordinary share – diluted	$0.01	$0.002	$0.01	$0.01
Effect of net foreign exchange losses/(gains) to net income	#	#	#	#
Income tax effect of net foreign exchange (losses)/gains	#	0.002	#	#
Non-GAAP net income per ordinary share – diluted	$0.01	$0.004	$0.01	$0.01

Net income per ADS – diluted	$0.15	$0.06	$0.26	$0.21
Effect of net foreign exchange losses/(gains) to net income	*	*	0.01	*
Income tax effect of net foreign exchange (losses)/gains	(0.01)	0.05	(0.04)	0.01
Non-GAAP net income per ADS – diluted	$0.14	$0.10	$0.23	$0.23

# Amount less than $0.001
* Amount less than $0.01

Free Cash Flow
Free cash flow is determined as net cash provided by operating activities less capital expenditure for investing activities. We believe that free cash flow provides useful information to investors and others in understanding and evaluating the Company’s cash flows as it provides detail of the amount of cash the Company generates or utilizes after accounting for all capital expenditures including investments in in-vehicle devices.

The following table (in thousands and unaudited) reconciles Net Cash Provided by Operating Activities to Free Cash Flow for the periods shown:

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2021	2020	2021
Net cash provided by operating activities	$11,401	$5,939	$20,758	$10,665
Less: Capital expenditure payments	(2,602)	(9,072)	(4,722)	(13,424)
Free cash flow	$8,799	$(3,133)	$16,036	$(2,759)

Constant Currency
Constant currency information has been presented to illustrate the impact of changes in currency rates on the Company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the Company’s currencies, including the South African Rand and British Pound. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.

The constant currency information represents non-GAAP information. We believe this provides a useful basis to measure the performance of our business as it removes distortion from the effects of foreign currency movements during the period.
Due to the significant portion of our customers who are invoiced in non-U.S. Dollar denominated currencies, we also calculate our subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on our results of operations.
The following tables (in thousands, except year over year change) provide the unaudited constant currency reconciliation to the most directly comparable GAAP measure for the periods shown:

Subscription Revenue:
	Three Months Ended September 30,		Year Over Year Change
	2020	2021
Subscription revenue as reported	$27,623	$30,885	11.8%
Conversion impact of U.S. Dollar/other currencies	—	(2,461)	(8.9)%
Subscription revenue on a constant currency basis	$27,623	$28,424	2.9%

Total Revenue:
	Three Months Ended September 30,		Year Over Year Change
	2020	2021
Total revenue as reported	$30,948	$36,074	16.6%
Conversion impact of U.S. Dollar/other currencies	—	(2,774)	(9.0)%
Total revenue on a constant currency basis	$30,948	$33,300	7.6%

Subscription Revenue:
	Six Months Ended September 30,		Year Over Year Change
	2020	2021
Subscription revenue as reported	$53,498	$61,975	15.8%
Conversion impact of U.S. Dollar/other currencies	—	(6,819)	(12.7)%
Subscription revenue on a constant currency basis	$53,498	$55,156	3.1%

Total Revenue:
	Six Months Ended September 30,		Year Over Year Change
	2020	2021
Total revenue as reported	$58,445	$70,972	21.4%
Conversion impact of U.S. Dollar/other currencies	—	(7,559)	(12.9)%
Total revenue on a constant currency basis	$58,445	$63,413	8.5%